Exhibit 10.1

Termination Agreement

(English Translation)

This agreement is entered into by and among the following parties in Dongguan City, China on July 8, 2022.

Party A: DaXingHuaShang Investment (Hong Kong) Limited

Authorized Director: Lin Yumin

Party B: ANGEL INTERNATIONAL INVESTMENT HOLDINGS LIMITED

Authorized Director: Lin Jian

Party C: VALLEY HOLDINGS LIMITED (the “ Target Company”)

Authorized Director: Lin Jian

Party D: Fortune Valley Treasures, Inc.

Authorized Director: Lin Yumin

Whereas:

1. Party A, Party B, Party C and Party D (hereinafter referred to as the “Parties”), each signed the Equity Transfer Agreement and relevant supplementary agreements on January 6, 2021 (collectively hereinafter referred to as the “Equity Transfer Agreement”) in connection with the transfer of 70% of the equity of the Target Company held by Party B to Party A.

2. After the Equity Transfer Agreement came into effect, the 70% equity of the target company has not been transferred and registered in the name of Party A in accordance with the terms of the Equity Transfer Agreement, and the Equity Transfer Agreement has not in effect been performed.

3. All Parties to the Equity Transfer Agreement agree to terminate the Equity Transfer Agreement and cease the performance obligations of the Parties thereunder.

Now, in accordance with the principles of equality, voluntariness, fairness and good faith, the Parties agree to terminate the Equity Transfer Agreement as follows:

1. The Parties agree, through friendly consultation, to terminate the Equity Transfer Agreement on the date of signing this Agreement first written above (the “Termination Date”). From and after the Termination Date, all rights and obligations of the Parties under the Equity Transfer Agreement shall terminate and the Equity Transfer Agreement shall not be performed.

Upon the termination of the Equity Transfer Agreement, the Parties shall no longer be bound by the Equity Transfer Agreement, no Party shall enjoy any rights and assume any obligations under the Equity Transfer Agreement, and nor shall any Party claim any rights or require the other Parties to perform any obligations under the Equity Transfer Agreement.

2. The Parties unanimously confirm that upon the termination of the Equity Transfer Agreement, no Party shall file any claims, arbitration or suits or seek any liability for loss and any other liabilities against any other Parties on the grounds that such other Party has violated any of the terms of the Equity Transfer Agreement.

3. In case of any inconsistency between the Equity Transfer Agreement signed by the Parties and this Agreement, the provisions of this Agreement shall prevail.

4. All agreements, memoranda, documents, business information and trade secrets signed or provided by each of the Parties in the course of cooperation shall be trade secrets owned by such Party, and no Party shall disclose or use them for any other purposes other than for the purpose of this Agreement.

5. Any Party that fails to perform the obligations agreed herein or performing its obligations not in conformity with this Agreement constitutes a breach of contract, and the breaching Party shall be liable for breach of contract.

6. This supplementary Agreement is executed in quadruplicate counterparts, with each Party holding one copy, and shall take effect upon being sealed by each Party.

(Remainder of page intentionally left blank. Signing Page Follows)

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FORTUNE VALLEY TREASURES, INC.

(This page has no text and is the Signature Page of the Termination Agreement.)

Party A: DaXingHuaShang Investment (Hong Kong) Limited (seal)

Authorized Director: Lin Yumin (signature)

Party B: ANGEL INTERNATIONAL INVESTMENT HOLDINGS LIMITED (seal)

Authorized Director: Lin Jian (signature)

Party C: VALLEY HOLDINGS LIMITED (seal)

Authorized Director: Lin Jian (signature)

Party D: Fortune Valley Treasures, Inc. (seal)

Authorized Director: Lin Yumin (signature)

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